Exhibit 10.27
FORM OF PREPAID FORWARD PURCHASE AGREEMENT

This Prepaid Forward Purchase Agreement (this “Agreement”) is entered into as of June 5, 2023, by and between The Beneficient Company Group, L.P., a Delaware limited partnership (“BCG” or the “Company”) and RiverNorth SPAC Arbitrage Fund, L.P. (the “Purchaser”), as amended through June 25, 2023.

Recitals

WHEREAS, Avalon Acquisition Inc., a Delaware corporation (“SPAC”) was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a business;
WHEREAS, on September 21, 2022, the Company entered into that certain Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and among SPAC, the Company, Beneficient Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), and Beneficient Merger Sub II, LLC, a Delaware limited liability company;
WHEREAS, in connection with the Business Combination Agreement, subject to the terms and following the satisfaction of certain conditions set forth therein, the following transactions are expected to occur (among others detailed in the Business Combination Agreement): (i) BCG will effect the Initial Recapitalization in accordance with the terms set forth in the Business Combination Agreement; (ii) BCG will convert from a Delaware limited partnership to a Nevada corporation (the “Conversion” and BCG as so converted, “Beneficient”); (iii) immediately following confirmation of the Conversion, Merger Sub I will merge with and into SPAC (the “Business Combination”), with SPAC surviving the Business Combination as a wholly owned subsidiary of the Company;
WHEREAS, pursuant to the terms of the Business Combination, each share of SPAC Class A Common Stock (“SPAC Class A Common”) shall convert into one share of Beneficient Class A Common Stock (“Beneficient Class A Common”) and one share of Beneficient Series A Preferred Stock (“Beneficient Series A Preferred”), and thereafter each share of Beneficient Series A Preferred Stock shall convert into one-fourth (1/4) of a share of Beneficient Class A Common Stock;
WHEREAS, the parties wish to enter into this Agreement, pursuant to which concurrently with the closing of the Business Combination (the “Business Combination Closing”), the Purchaser shall purchase 2,365,184 shares of SPAC Class A Common (the “Forward Purchase Shares”) for $10.588 per Forward Purchase Share (an amount per share no higher than the redemption price), or an aggregate purchase price of $25,020,383;
NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.Sale and Purchase of Shares.
(a)Forward Purchase Shares.
(i)Subject to the terms and conditions set forth herein, the Purchaser shall purchase 2,365,184.48 Forward Purchase Shares from redeeming shareholders for a purchase price of $10.588 per share (the “Forward Purchase Price”) (an amount per share no higher than the redemption price), or $25,020,383 in the aggregate. As a result of the Business Combination, each Forward Purchase Share shall convert into one share of Beneficient Class A Common and one Beneficient Series A Preferred share, with such shares of Beneficient Class A Common being segregated into 1,892,147 shares (“Prepaid Forward Shares”) and 473,037 purchased shares (“Purchased Shares”).
(ii)The Purchaser will also receive in the Business Combination Closing 2,365,184 Beneficient Series A Preferred shares which will convert into 591,296 Beneficient Class A Common shares (“Non-Redemption Shares”).
(iii)No later than the earlier of (a) one (1) local business day after the Closing and (b) the date any assets from SPAC’s trust account are disbursed in connection with the Business Combination, the Company shall cause Purchaser to be paid directly, out of the funds held in SPAC’s trust account, a cash amount (the “Prepayment Amount”) equal to the number of Prepaid Forward Shares multiplied by $10.588.
(iv)Upon the sales of the Prepaid Forward Shares, the Purchaser will remit $10.588 per share, or such lesser price per share designated by the Company (“Designated Price”) by written notice setting forth the Designated Price and the number Prepaid Forward Shares that may be sold at such price (“Designated Price Notice”) delivered to Purchaser prior to any such sales, to the Company. On June 8, 2025 (“Maturity Date”), any Prepaid Forward Shares not sold by the Purchaser will be returned to the Company and any remaining amounts in respect of the Prepaid Forward Shares will be retained by the Purchaser, less any amounts still owed to the Company from sales effected prior to the Maturity Date.
(v)Until December 8, 2023, the Purchaser agrees to the following sales conditions for the Purchased Shares and Non-Redemption shares – (a) On a daily basis, all sales must either (i) exceed $8.00 per share or (ii) represent less than 10% of daily volume of the Beneficient Class A Common Stock and (b) No sales below $5.00 per share; provided, however that, other than with respect to sales of Prepaid Forward Shares at a price not lower than the Designated Price in a Designated Price Notice, Purchaser shall not sell any shares for less than $10.588 per share except in accordance with this paragraph (v) and further provided that other than with respect to sales of Prepaid Forward Shares at a price not lower than the Designated Price in a Designated Price Notice, Purchaser shall not sell any shares below $10.588 once Purchaser has received $4,982,762 from the sale of such shares referenced in this Agreement..
(vi)If on the 10-year anniversary of the effective date of this Agreement or such earlier date as Purchaser has sold all of the Purchased Shares and Non-Redemptions Shares, if Purchaser has used good faith to sell the Purchased Shares and Non-Redemption Shares and Purchaser’s total proceeds from the sale of the Purchased Shares and the Non-Redemption Shares is less than $4,982,762, the Company will issue to the Purchaser A-0 Preferred Securities of Beneficient Company Holdings, L.P. (the "A-0 Units"), or the most senior preferred security at the time of issuance, in an amount equal to $4,982,762 less the total gross proceeds from the sale of the Purchased Shares and Non-Redemption Shares.

2.Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:
(a)Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.
(b)Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(c)Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.
(d)Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)Sophistication. Purchaser and each of the funds managed by or affiliated with Purchaser for which Purchaser is acting as nominee, as applicable, (x) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), (y) is acquiring the securities hereunder only for his, her or its own account and not for the account of others, or if Purchaser is subscribing for the securities as a fiduciary or agent for one or more investor accounts, Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (z) is not acquiring the securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Purchaser is a sophisticated investor, experienced in investing and other relevant business matters, including with respect to private investments of a similar nature, as to be capable of independently evaluating the merits and risks with regard to all transactions and investment strategies involving a security or securities investment in general and specifically with regard to an investment in the securities offered hereby, and exercised independent judgment in evaluating Purchaser’s participation in the purchase of the securities. Purchaser is not an entity formed for the specific purpose of acquiring the securities.
(f)Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Shares with the Company’s management.
(g)No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company and Beneficient, as applicable, in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company or Beneficient, any person on behalf of the Company or Beneficient or any of their affiliates (collectively, the “Company Parties”).
3.Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:
(a)Incorporation and Corporate Power. The Company is duly formed and validly existing as a limited partnership under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted. If the Conversion occurs, the Company will be duly incorporated and validly existing as a corporation under the laws of the State of Nevada and will have all requisite corporate power to carry on its business as presently conducted and as proposed to be conducted and
(b)Authorization. All action required to be taken by the Company’s general partner in order to authorize the Company to enter into this Agreement and all corporate action required to be taken by Beneficient to issue the A-0 Units at the Maturity Date has been taken. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
(c)Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company, of, if the Conversion occurs, Beneficient, in connection with the consummation of the transactions contemplated by this Agreement, except for applicable requirements of the Securities Act, and applicable state securities laws, if any.
(d)Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s or Beneficient’s, as applicable, organizational documents, as they may be amended from time to time, or other governing documents of the Company or Beneficient, as applicable, (ii) of any instrument, judgment, order, writ or decree to which the Company or Beneficient, as applicable, is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company or Beneficient, as applicable, is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company or Beneficient, as applicable, is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company or Beneficient, as applicable, in each case (other than clause (i)) which would have a material adverse effect on the Company or Beneficient, as applicable, or its ability to consummate the transactions contemplated by this Agreement; provided that to the extent that a waiver or consent is required in order to issue the A-0 Units, such consent will be obtained prior to issuing the A-0 Units.
(e)SEC Filings. None of the Company’s reports and other filings with the United States Securities and Exchange Commission, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(f)No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company or Beneficient, as applicable, this offering or the Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.Additional Agreements, Acknowledgements and Waivers of the Purchaser.
(a)Lock-up; Transfer Restrictions. The Purchaser agrees that until the earlier of the Maturity Date and the date all Prepaid Forward Shares and $4,982,762 in gross proceeds of Purchased Shares and Non-Redemption Shares have been sold in accordance with the provisions of this Agreement, it shall not Transfer any Prepaid Forward Shares, Purchased Shares or Non-Redemption Shares except as in compliance with this Agreement. Notwithstanding the foregoing, after gross proceeds of $4,982,762 from the sale of Purchased Shares and Non-Redemption Shares are received by Purchaser, transfers of any remaining Purchased Shares and Non-Redemption Shares are permitted (any such transferees, the “Permitted Transferees”) (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members, managers or affiliates of the Purchaser, or any employees or advisors of the Company, the Purchaser or such affiliates; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; provided, however, that in each case, these Permitted Transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. “Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Forward Purchase Shares (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Forward Purchase Shares, whether any such transaction is to be settled by delivery of such Forward Purchase Shares, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).
(b)Trust Account.
(i)The Purchaser hereby acknowledges that it is aware that the SPAC has established a trust account for the benefit of its public stockholders (the “Trust Account”). The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the trust account, or any other asset of the SPAC as a result of any liquidation of the SPAC, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any public shares held by it.
(ii)The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any public shares held by it. In the event the Purchaser has any Claim against the SPAC under this Agreement, the

Purchaser shall pursue such Claim solely against the SPAC and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.
5.Termination. This Agreement may be terminated at any time prior to the Forward Closing:
(a)by mutual written consent of the Company and the Purchaser;
(b)automatically:
(i)if the Business Combination is not consummated by July 8, 2023, or such later date as may be approved by the Company’s stockholders.
In the event of any termination of this Agreement pursuant to this Section 5, the Forward Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 5 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.
6.General Provisions.
(a)Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications to either party shall be sent to such party’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 6(a).
(b)No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
(c)Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Purchase by Purchaser of the Prepaid Forward Shares and the Purchased Shares.
(d)Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.
(e)Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(f)Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.
(g)Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.
(h)Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
(i)Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.
(j)Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
(k)WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.
(l)Amendments. This Agreement may not be amended, modified or waived as to any particular provision except with the prior written consent of the Company and the Purchaser.
(m)Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.
(n)Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants provided, however, the Company shall reimburse the Purchaser for up to $15,000 for legal fees. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Forward Purchase Shares.
(o)Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.
(p)Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.
(q)Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
(r)Counterparts; Electronic Execution. This Agreement may be signed in multiple counterparts and each counterpart shall represent a fully executed original as if signed by both Parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

RiverNorth SPAC Arbitrage Fund, L.P.
By: RiverNorth SPAC Arbitrage GP, LLC, its General Partner
By: RiverNorth Capital Management, LLC, its Managing Member

By: /s/

Name:

Title:

Address for Notices:

COMPANY

The Beneficient Company Group, L.P.
By: Beneficient Management, L.L.C., its General Partner

By: /s/

Name:

Title:

Address for Notices:

With a copy to: